Exhibit 10.2

                               OREGON STEEL MILLS
              2005 PROGRAM FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES
                     UNDER THE 2005 LONG-TERM INCENTIVE PLAN
1.  PURPOSE

The purpose of the 2005 Long-Term Incentive Plan ("LTIP", or "the Plan") is to increase senior management's focus on the Company's long-term performance, to encourage retention of executives and key employees, and to provide executives and key employees with a motivating incentive opportunity. This 2005 Program for Executive Officers and Key Employees ("2005 Program") was approved by the Board on April 28, 2005 to grant Performance Awards under the Plan. Capitalized terms not defined in this document will have the meanings given in the Plan.

2.  PROGRAM ADMINISTRATION

The Board of Directors ("Board") has primary responsibility for interpretation and administration of the terms and provisions of the Plan and the 2005 Program. The Board may act through its Compensation Committee ("Committee"). Such responsibility includes, but is not limited to, selecting plan participants, setting performance targets, conducting consultations with officers and other executives of the Company as needed to perform the Board's duties, promulgating necessary rules, guidelines, and procedures for Plan and 2005 Program administration, and engaging or employing counsel, advisors, or consultants, and any other persons as it may deem necessary or expedient for the performance of its responsibilities under the Plan and the 2005 Program.

The Vice President Administration will serve the Committee as the chief personnel resource for matters relating to the Plan and 2005 Program. While the Committee is free to delegate any duties and responsibilities it deems appropriate, all decisions regarding selection for participation, performance and payments under the Plan and 2005 Program will be made solely by the Committee and to the extent required, by the Board. All decisions, determinations and interpretations of the Committee with respect to the Plan and 2005 Program will be binding upon all persons.

3.  PROGRAM PARTICIPATION

        3.1. ELIGIBILITY

Participation in the 2005 Program is limited to executive officers, senior management and certain key employees who can have a major impact on the long-term success of the Company. The CEO will recommend Participants subject to Committee approval.

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4.  PERFORMANCE AWARDS

        4.1. PERFORMANCE PERIODS

Each Performance Period shall consist of a period of three consecutive Company fiscal years, with the Performance Period for the 2005 Program commencing on January 1, 2005 and ending on December 31, 2007.

Performance Periods of future Performance Awards will overlap and provide a payout opportunity annually beginning in Q1 2008.

[CHART APPEARS HERE]

        4.2. TARGET PERFORMANCE AWARD

The Target Performance Award Value ("Target Value") is set by the Committee for each Participant at the beginning of each Performance Period. The Target Value is expressed in US dollars and is based on an assessment of external market data as well as the Participant's level of responsibility within the Company.

The Target Performance Share Grant ("Target Grant") is determined by dividing the Target Value by the "Share Price" (defined as the prior twenty-trading-day average closing price) as of the first day of the Performance Period. The Target Grant will be rounded to the nearest whole number of Performance Shares.

        Example Calculation of Target Grant at Target Value:

        Target Value: $100,000
        Average OSM Share Price: $20.00
        Target Grant:  $100,000 / $20.00 = 5,000 Performance Shares

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Once the Target Grant is set for a three-year Performance Period it will not be changed unless otherwise provided in the 2005 Program or the Plan.

        4.3. PERFORMANCE AWARD DETERMINATION

Performance Shares are earned at the end of the three-year Performance Period subject to the following performance measures as approved by the Committee.

        4.3.1. TOTAL SHAREHOLDER RETURN RELATIVE TO INDUSTRY PEER GROUP.

Fifty percent (50%) of the Target Grant for a Performance Period is earned based on Total Shareholder Return ("TSR") relative to a select steel industry peer group ("Peer Group" defined in Section 4.3.2) TSR is defined as the stock price appreciation including reinvestment of dividends during the Performance Period.

        The Relative Total Shareholder Return ("rTSR") performance will be calibrated as follows:

            Superior       >=  75th Percentile Performance
            Target          =  50th Percentile Performance
            Threshold       =  25th Percentile Performance

The percentile rank of the Company will be determined through a rank ordering of the Peer Group and the Company. The top ranked company will be the 100th percentile and the bottom ranked company will be the 0th percentile. The "PERCENTRANK" function of Microsoft Excel will indicate the Company's relative rank. The Performance Award determination for this measure will be calculated as outlined in Sections 5.1 and 5.2.

        4.3.2. PEER GROUP

For the rTSR award determination, a performance peer group ("Peer Group") is required. The Peer Group for a Performance Period will be defined at the beginning of the Performance Period, approved by the Committee and documented in an Addendum to this 2005 Program. The Peer Group may be modified for future Performance Periods. The Peer Group may be adjusted at the discretion of the Committee; however, to the extent any modification of the Peer Group impacts the Performance Award to be received by a Participant, such modification will be made within the time period prescribed by Section 162(m) of the Code and related regulations.

In general, if a Peer Group company is acquired or otherwise ceases to have a publicly traded common stock during the Performance Period, it will be dropped from the Peer Group. If, however, the company ceases to have a tradable common stock for reasons of bankruptcy, liquidation or other indication of financial distress, the company will remain in the Peer Group as the lowest performing company. All decisions regarding the above will be made by the Committee and are final.

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        4.3.3. COMPANY FINANCIAL MEASURE.

Fifty percent (50%) of the Target Grant for a Performance Period is earned based on the three-year average EBITDA per ton of steel shipped. Target- and range-setting for the Company's EBITDA measure is based on OSM's internal financial plan and forecasts, as well as any other information that the Committee may choose to use. The EBITDA measure will be expressed in terms of a minimum "Threshold Performance", "Target Performance" and "Superior Performance" for the three-year Performance Period. The CEO will recommend, and the Committee will approve, the Threshold, Target and Superior levels of performance for a Performance Period and document the approved levels in an Addendum to this 2005 Program.

The Performance Award determination for this measure will be calculated as outlined in 5.1 and 5.2.

Once targets and ranges are set for a three-year Performance Period, they may not be changed. New performance assumptions may be incorporated in targets and ranges set for future Performance Periods.

5.  PAYMENT OF PERFORMANCE AWARD

        5.1. CALCULATION OF ACTUAL PERFORMANCE AWARD

The actual Performance Award is expressed as a number of Performance Shares and is determined by the Participant's Target Grant (see Section 4.2) and the actual performance level that the Company achieves over the three-year Performance Period. See Exhibits for example award calculations under different scenarios.

        The actual Performance Award will be calibrated as follows:

                            Multiple Applied to # of
            Performance     Performance Shares of
            Level           Target Grant
            -----------     ------------------------
            Superior        2.00 X
            Target          1.00 X
            Threshold       0.25 X

        5.2. INTERPOLATION OF PERFORMANCE AWARDS BETWEEN PERFORMANCE LEVELS

Linear interpolation will be used to determine actual awards when Company performance is between performance levels. No awards will be earned if Company performance is not at or above threshold level for either the rTSR or Company financial measures.

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If at least the threshold is achieved in a category, then Performance Shares will be earned in an amount equal to the number of the award's target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company's performance in that category and the above-stated payout percentages.

        5.3. FORM AND MANNER OF PAYOUT

As indicated above and subject to Section 6 below, the actual Performance Award will be paid out as follows: Forty percent (40%) of the Performance Award will be paid out in OSM Shares. The remaining sixty percent (60%) will be payable in cash in an amount determined by multiplying the number of remaining Performance Shares by the prior twenty-trading-day average closing price as of the last day of the Performance Period.

The delivery of OSM Shares and payment of cash will be made as soon as reasonably practicable following the Committee's certification of performance results. In general, payments will be made before the close of the first quarter of the fiscal year following the end of the Performance Period ("Payment Date").

        5.4. TAXATION

All Performance Awards are subject to any applicable taxes immediately upon payout. The Company will withhold any sums that federal, state, local, or foreign tax law requires to be withheld with respect to award payments. All applicable taxes will be subtracted from the cash amount payable to the Participant.

6.  2005 PROGRAM GUIDELINES

        6.1. RETIREMENT

Upon retirement on or after age 55 with 15 years of pension eligible Company service under the Company's pension plan applicable to the Participant, or on or after age 65 ("Retirement"), for all Performance Periods commenced at the time of Retirement, a pro-rata Performance Award will be calculated based on actual performance at the end of the Performance Period and paid contingent upon receipt of any separation agreement requested by the Company. Unless otherwise specified in the separation agreement, such payments will be made on the applicable Payment Date for the Performance Award as prorated for service during the period.

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        6.2. VOLUNTARY TERMINATION AND INVOLUNTARY TERMINATION FOR CAUSE

Upon voluntary termination other than Retirement or involuntary termination for Cause, any Performance Awards not paid by the date of termination are completely forfeited, including Performance Awards earned but unpaid from completed Performance Periods and Performance Awards not yet earned. Involuntary termination of your employment for "Cause" means any act or omission that is: a breach of your obligations to the Company, including but not limited to substantial absence without cause, serious breach of confidence, criminal offenses committed at the place of work or outside of it, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

        6.3. INVOLUNTARY TERMINATION WITHOUT CAUSE

Upon involuntary termination without Cause (as defined in 6.2), (i) if the date of termination is at least 24 months into the Performance Period, a pro-rata Performance Award will be calculated based on actual performance at the end of the Performance Period and paid contingent upon any separation agreement requested by the Company; and (ii) all other Performance Awards for all other Performance Periods will be completely forfeited at the date of termination. Any payments will be made on the applicable Payment Date for the Performance Award as prorated for service during the period.

        6.4. DEATH AND LONG-TERM DISABILITY

If termination of a Participant's employment occurs during the Performance Period for reason of death or Long-Term Disability as defined in the Company's Long-Term Disability Policy then in effect, a pro-rata Performance Award will be calculated based on actual performance at the end of the Performance Period. Unless otherwise specified in the separation agreement, such payments will be made on the applicable Payment Date for the Performance Award as prorated for service during the period. In the event of death, the payment will be made to the Employee's estate.

        6.5. CHANGE OF CONTROL

In the event that a Change in Control (as defined in the Plan) is deemed to have occurred at any time within a Performance Period, a pro-rata Performance Award will be calculated based on actual performance as of the date of the Change in Control and paid as soon as reasonably practical following the Change in Control.

        6.6. NEW HIRES AND PROMOTIONS INTO ELIGIBILITY

Subject to approval by the Committee, any individual who is hired or promoted into a position that is selected for participation in the 2005 Program during the first twelve months of a Performance Period will be eligible to participate in such Performance Period. The Target Value and Target Grant granted will be prorated for the portion of the Performance Period in which he or she is a Participant.

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Individuals who are hired or promoted into a position that is selected for participation in the 2005 Program after the first twelve months of a Performance Period will not be eligible for that Performance Period but will be eligible for subsequent Performance Periods to the extent approved by the Committee.

        6.7. PROMOTIONS WITHIN 2005 PROGRAM ELIGIBLE POSITIONS

For any current Participant who is promoted to another 2005 Program-eligible position, no changes will be made to grant levels for all Performance Periods commenced by the date of promotion. Grant levels for such Participants may be reviewed by the Committee for subsequent Performance Periods.

        6.8. REMOVAL FROM 2005 PROGRAM

A Participant may be removed from further participation in the 2005 Program by the Committee and such removal shall be effective as of the date determined by the Committee. In such a case, the Participant shall be eligible to receive a pro-rated Performance Award, if any, based on his or her period of participation during the Performance Period ending in the year in which the Participant's removal occurred.

7.  MISCELLANEOUS PROVISIONS

        7.1. ASSIGNMENT OR TRANSFER

No Performance Awards or other interest or rights under the 2005 Program or the Plan may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the mender established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Performance Award upon the death of the Participant.

        7.2. COSTS AND EXPENSES

The costs and expenses of administering the 2005 Program and Plan shall be borne by the Company and shall not be directly charged against any Participant.

        7.3. EFFECT ON EMPLOYMENT

Nothing contained in the Plan, 2005 Program or any related agreement shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided. Nothing contained in this Plan, the 2005 Program or any related agreement shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any Participant; or (ii) any Participant to remain in the employ of the Company.

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        7.4. NOT PART OF OTHER BENEFITS

The benefits provided in 2005 Program and the Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan or the 2005 Program.

        7.5. AMENDMENT OR TERMINATION OF THE 2005 PROGRAM

The Committee shall have the right to amend or terminate the 2005 Program at any time in any way provided, that no such amendment or termination is made without the consent of the affected Participant, if such action would impair the right of such Participant under any outstanding Performance Award.

        7.6. PLAN TERMS

The terms of the Plan are incorporated by reference into the 2005 Program. The Company and the Committee retain all rights and authority under the Plan and 2005 Program with respect to a Performance Award. Any conflict between the Plan and the 2005 Program will be resolved in favor of the Plan.

        7.7. NO RIGHTS OF STOCK OWNERSHIP

Any Performance Award will not entitle a Participant to any interest in or to any dividend, voting, or other rights normally attributable to common stock ownership.

        7.8. DISPUTE RESOLUTION

Any dispute or disagreement with arises under, or as a result of, or pursuant to, this 2005 Program will be determined by the Company's Board or Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Board or Committee under or pursuant to this 2005 Program and any interpretation by the Board or Committee of the terms of the 2005 Program will be final, binding and conclusive on all persons affected.

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